Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-157999) pertaining to the CoreCivic 401(k) Plan (formerly known as the Corrections Corporation of America 401(k) Savings and Retirement Plan) of our report dated June 25, 2018, with respect to the financial statements and supplemental schedule of the CoreCivic 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Hancock Askew & Co., LLP

Norcross, Georgia

June 25, 2018